SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2013

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street, 10th Floor
Stamford, Connecticut 06901
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

Charter Communications, Inc. ("Charter") is providing the information in Item 9.01 "Financial Statements and Exhibits" in connection with the contemplated acquisition of Bresnan Broadband Holdings, LLC and its subsidiaries (collectively, “Bresnan”). In February 2013, Charter and Charter Communications Operating, LLC entered into an agreement with a wholly owned subsidiary of Cablevision Systems Corporation to acquire Bresnan, for $1.625 billion in cash, subject to a working capital adjustment, a reduction for certain funded indebtedness of Bresnan and payment of any post-closing refunds of certain Montana property taxes paid under protest by Bresnan prior to the closing. Bresnan manages cable operating systems in Colorado, Montana, Wyoming and Utah that pass more than 660,000 homes and serve 304,000 video customers and 370,000 customer relationships. The transaction is expected to close in the third quarter of 2013. However, there can be no assurances the conditions to closing the transaction will be satisfied or waived or that the closing will occur at all. The pro forma financial information gives effect to the anticipated acquisition of Bresnan and is presented for informational purposes only.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

99.1 *	Audited Historical Financial Statements of Bresnan Broadband Holdings, LLC and Subsidiaries as of and for the years ended December 31, 2012 and 2011.
99.2 *	Audited Historical Financial Statements of Bresnan Broadband Holdings, LLC and Subsidiaries as of and for the year ended December 31, 2010.
99.3 *	Unaudited Pro Forma Financial Information.
99.4 *	Consent of KPMG LLP.

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* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President - Finance, Controller and
Date: April 19, 2013		Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1 *	Audited Historical Financial Statements of Bresnan Broadband Holdings, LLC and Subsidiaries as of and for the years ended December 31, 2012 and 2011.
99.2 *	Audited Historical Financial Statements of Bresnan Broadband Holdings, LLC and Subsidiaries as of and for the year ended December 31, 2010.
99.3 *	Unaudited Pro Forma Financial Information.
99.4 *	Consent of KPMG LLP.

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* filed herewith